AGREEMENT


                        FOR EXPLORATION, DEVELOPMENT AND
                                   PRODUCTION
                          OF OIL IN KARAKUDUK OIL FIELD
                               IN MANGISTAU OBLAST
                          OF THE REPUBLIC OF KAZAKHSTAN


                                     BETWEEN


                       MINISTRY OF OIL AND GAS INDUSTRIES
                          OF THE REPUBLIC OF KAZAKHSTAN
                              FOR AND ON BEHALF OF
                        THE GOVERNMENT OF THE REPUBLIC OF
                                   KAZAKHSTAN

                                       AND

                       JOINT STOCK COMPANY OF CLOSED TYPE
                          KARAKUDUK MUNAY JOINT VENTURE


                                  ALMATY - 1995


                                    CONTENTS

SUBJECT OF THE AGREEMENT......................................................................................1
SECTION 1.  Definitions.......................................................................................2
SECTION 2.  Ownership Rights..................................................................................6
SECTION 3.  Duration of the Agreement and Termination.........................................................7
                           3.1.  Duration.....................................................................7
                           3.2.  Exploration Phase............................................................7
                           3.3.  Development and Production Phase.............................................8
                           3.4.  Termination..................................................................8
SECTION 4.  Principle Rights and Obligations of the
                      Contractor and Investor.................................................................9
                           4.1.  Rights of the Contractor and Investor........................................9
                           4.2.  Obligations of the Contractor...............................................12
SECTION 5.  Assistance and the Support of the
                      Authorized Body........................................................................14
SECTION 6.  Board of Directors...............................................................................15
SECTION 7.  Operational and Financial Requirements
                      and Budget.............................................................................15
                           7.1.  Exploration.................................................................15
                           7.2.  Development and Production..................................................16
                           7.3.  Procedural and Approval Method of the
                                       Operational Documents.................................................17
SECTION 8.  Expenditures and Compensation....................................................................19
SECTION 9.  Commercial and Financial Terms and Conditions....................................................19
                           9.1.  Financial Matters...........................................................19
                           9.2.  Customs.....................................................................20
                           9.3.  Taxes and Payments..........................................................20
                           9.4.  Compensation................................................................26
                           9.5.  Accounting Procedures and Auditing..........................................26
SECTION 10.  Protection of Subsurface Resources, Natural
                      Environment and Labor and Population Safety............................................27
SECTION 11.  Other Legal Issues..............................................................................28
                           11.1.  Transfer and Assignment of Rights..........................................28
                           11.2.  Payments Related with Field Allocation
                                        and Usage Right......................................................28
                           11.3.  Insurance..................................................................28
                           11.4.  Legal Adjustments in Relation with
                                        Working Conditions...................................................29
                           11.5.  Force Majeure..............................................................29
                           11.6.  Local Consumption..........................................................29
                           11.7.  Amendments to the Terms and Conditions
                                        of the Agreement.....................................................30
                           11.8.  Confidentiality............................................................30
                           11.9.  Settlement of Disputes.....................................................31
                           11.10.  Waiver....................................................................31
                           11.11.  Correspondence............................................................32
                           11.12.  Headings..................................................................32


                              SUBJECT OF AGREEMENT


This agreement (hereinafter referred to as "Agreement") is prepared and signed on "30" August 1995 by and between the Ministry of Oil and Gas Industry of the Republic of Kazakhstan, (hereinafter referred to as "Authorized Body") acting for and on behalf of and representing the Government of Republic of Kazakhstan in accordance with the legislation of the Republic of Kazakhstan and Joint Stock Company of closed type "Karakuduk-Munay Inc." Joint Venture, established and operating in accordance with and under the existing Laws of Republic of Kazakhstan, (hereinafter referred to as "Contractor"); and having the following shareholders: PGO "Mangistauneftegazgeologiya" with its new name GHK Zharkyn, "Kazakhstanmunaygaz" National Petroleum Company with its new name GHK Munaygaz and "Korporatsiya KRAMDS-Mangistau" Inc. which is owned by Korporatsiya Mangistau Terra International, by assignment of shares, established and operating under the laws of the Republic of Kazakhstan, hereinafter collectively referred to as "Shareholders of Kazakhstan Side" and Central Asian Petroleum (Guernsey) Limited, established and operating under the laws of Island of Guernsey, (hereinafter referred to as "Investor"). The Authorized Body and the Contractor are sometimes referred to individually as "Party" and collectively as "Parties" hereinafter in this Agreement.

WHEREAS; as a result of the transfer of some of the rights and shares of the Contractor to the Investor in accordance with the Clauses 4.1.9. and 11.1.1, the parties to that certain agreement dated 1st of July 1993 between the Authorized Body and the Contractor, signed in accordance with the Decree of the Cabinet of Ministers of the Republic of Kazakhstan No: 498 dated June 11, 1993. Thus, by execution of this Agreement, the 1st of July 1993 dated agreement, as amended by this Agreement, is superseded by this Agreement and now this Agreement shall be in full force and valid.

WHEREAS; the Contractor has been formed with the re-registration of the Articles of Association of joint stock company of closed type Karakuduk-Munay Inc. Joint Venture (hereinafter referred to as the "Articles"); by the Registrar Office of Economical Corporations, Incorporated Partnerships and Companies of Financial Directorate of Mangistau Province No. 23625 dated March 1, 1995; and by the National Agency of Foreign Investments No. 2262 dated April 27, 1995.

WHEREAS; the usage right of the Subsurface Resources of the Field of 68.4 sq.km. in the Town of Mangistau of Mangistau Region of which the Geographical Coordinates are given herein below in drawing number L-39-xx, and whereas the Observation Map is provided as Enclosure-I to this Agreement; has been given to joint stock Company of closed type Karakuduk-Munay Inc. Joint Venture, for a period of 30 (thirty) years, for exploration, development, production, treatment, storage, refining, transporting and sales including export of hydrocarbons from Karakuduk oil field;

44o51'43"  North  Parallel  53o52'30"  East Meridian  44o52'20"  North  Parallel
53o54'08"  East  Meridian  44o52'10"  North  Parallel  53o59'10"  East  Meridian
44o49'10" North Parallel 54o02'50" East Meridian 44o48'13" North Parallel 53o57'10" East Meridian 44o49'40" North Parallel 53o53'17" East Meridian

WHEREAS; the Contractor shall have the obligation to conduct the Work Program in accordance with the terms and conditions of this Agreement by taking into consideration the License for the Right to Use Natural Deposits (hereinafter referred to as "License") issued by the Government of Republic of Kazakhstan on June 28, 1995 with the serial number MG No:249 Oil.

                                    SECTION-1

                                   DEFINITIONS

Unless otherwise specifically referred to in this Agreement, any singular word may define the plural and any plural word may define the singular.

1.1. "Agreement" means this Agreement signed by and between the Ministry of Oil and Gas Industry of the Republic of Kazakhstan and joint stock company of closed type Karakuduk-Munay Inc. Joint Venture for the implementation of the Petroleum Activities.

1.2. "Petroleum Activities" means as foreseen in the Agreement; geological research, development, production, treatment and purification (treatment and drying process for the natural gas and the separation of it in different elements from petroleum), refining, storage, pipeline transportation and marketing and sales activities in local and international markets of the hydrocarbons and any other preparation and sub-activities associated with.

1.3. "Expenditures for Petroleum Activities" means all types of costs and expenditures incurred by the Contractor for the Petroleum Activities in accordance with the Agreement i.e. (expenditures related with well and equipment, maintenance, construction, subsurface and earth studies, repairs, chemicals, oils and lubricants, spare parts, labor force, required services for operations, catering and accommodation, management and administration, personnel training and the preparation and issue of project-budget documentation and other related documentation as well as removing the remaining).

1.4. "Authorized Body" means the Ministry of Oil and Gas Industry of the Republic of Kazakhstan who is acting for and on behalf of the Government of the Republic of Kazakhstan and legally empowered to conduct Petroleum Activities.

1.5. "Contractor" means joint stock company of closed type Karakuduk-Munay Inc. Joint Venture whose Shareholders are; GHK Zharkyn with 20% (twenty percent) share, GHK Munaygaz with 20% (twenty percent) share, Korporatsiya Mangistau Terra International with 10% (ten percent) share and the Investor, Central Asian Petroleum (Guernsey) Limited with 50% (fifty percent) share.

1.6. "Sub-Contractor" means any private and/or juridical person who is used by the Contractor for the supply of required equipment, material and services in the required and demanded quality in order to fulfill the requirements of the Agreement.

1.7. "Agreement Field" means Karakuduk Oil Field allocated for Petroleum Activities, as defined in the Subject of the Agreement Section of this Agreement and as shown in geographic coordinates in Enclosure-I. During the course of the Petroleum Activities, in case the geographic settlement borders of the Oil and Gas fields are determined to be extended the borders of the field defined in the Subject of the Agreement Section of this Agreement and in Enclosure-I; issue of expanding the "Agreement Field" shall be resolved by the Parties through mutual negotiations.

1.8. "Commercial Disclosure" or "Commercial Exploration" means the exploration of the Hydrocarbon reserves in the Agreement Field of which their operation is found economical and where the income to be obtained from their production shall meet with the operation and production expenditures and shall generate the profit to be found appropriate and reasonable by the Parties. In such a case, the field is considered productive for the purpose of operation.

1.9. "Field" means one or more natural accumulation of Hydrocarbons, which are deposited in the Agreement Field one over the other either in connected or isolated levels or reservoirs, within one or several interconnected geological traps in vertical form and considered as the whole for the purpose of the operations.

1.10. "Hydrocarbons" means Crude Oil, Condensate, Natural Gas, natural gas liquids and any other associated substances found during the production of those. Natural gas liquid is the Hydrocarbons where the Natural Gas and Associated Gas is turning into liquid in a different environment than normal conditions.

1.11. "Petroleum" or "Crude Oil" means; asphalt bithium and liquid Hydrocarbons that are also known as "Distillate" or "Condensate" and obtained from the wells in the form of liquid under normal heat and pressure without being dependent upon their density by densing Natural Gas that can also easily be steamed.

1.12. "Gas" or "Natural Gas" means the gas which is not Hydrocarbon but obtained from the wells with the Hydrocarbons in the form of gas liquid and Gas remains after densing different type of Hydrocarbons and elements, sulfur, carbonic acid, helium (excluding densed gasses that can become liquid), greasy mineral gas, dry mineral gas, Associated Gas and Hydrocarbons, under normal heat and pressure.

1.13. "Associated Gas" means the gas comes out during the production of the Petroleum which is mixed with Crude Oil or accumulated in the Gas cap.

1.14. "Subordinate Petroleum Components" means various mineral and other elements.

1.15. "Work Program" means all programs that are prepared and issued for the implementa- tion of the Petroleum Activities in accordance with the License and the terms and conditions of the Agreement.

1.16. "Investment" means all amounts required for the Petroleum Operations including properties, rights on properties and intellectual rights.

1.17. "Effective Date" means the date when this Agreement is signed by the Parties.

1.18. "Commencement Date of the Productive Production" means the date when the income achieved from the sale of the Petroleum becomes in excess of the expenditures made for the production and sales of the same.

1.19. "Payout" means the date when Contractor has repaid Investor the Investment.

1.20. "Shareholders Of The Kazakhstan Side Profit" means the amount of the Shareholders of the Kazakhstan Side are collectively entitled to as their share of the distributable profit of Contractor. Such amount shall be calculated and distributed on a quarterly basis, unless the Board of Directors determines otherwise, and shall be equal to 50% (fifty percent) of the amount of Contractor cash flow remaining after subtracting from Contractor's gross revenue for the quarter: Royalty, Investment Recovery, all operating expenditures, Fiscal Obligations as required pursuant to this Agreement, any other actual expenditures made by Contractor during the quarter.

1.21.  "License" means a permission granted by the Government of the Republic of
Kazakhstan  to  the  Contractor  for  conducting   exploration   and  production
activities for a period of 25 (twenty five) years within the Agreement Field.

1.22. "Delivery Point" means the point where the link is established to the existing pipeline for the further transportation of the product. Such point is determined with the mutual agreement of the Parties and shall be placed either within the boundaries of the Agreement Field or outside of such boundaries, in the most economical point for the transportation of the product.

1.23. "Force-Majeure" means any occurrence that can not be predicted by and outside the reasonable control of the Parties preventing or delaying any of the Parties' timely performance of obligations. (Such as riot or civil commotion, declared or undeclared war, hostilities, actions of not being compliant with the law, terrorism, natural hazards and disasters, decisions issued by the Government Authorities, etc.).

1.24. "Investor" means Central Asian Petroleum (Guernsey) Limited who possesses the 50% (fifty percent) shares of closed type Karakuduk Munay Inc. Joint Venture or any other juridical body that its shares are transferred and/or assigned to. The priority for the assignment of the shares is given to the Shareholders of the Kazakhstan Side.

1.25. "Investment Recovery" means the amount of each installment Investor is entitled to receive as partial repayment of the Investment from the Contractor, inclusive of interest at the rate of Libor plus 1% (one percent). Such installments shall be calculated and paid on a quarterly basis and shall be equal to 65% (sixty-five percent) of Contractor's gross revenues after deduction of Royalty (State Share). Any amount of Investment, plus interest, remaining unpaid after each quarterly installment shall be carried forward to the next quarter until the full amount of the Investment, plus interest, is repaid. The Investment Recovery shall be exempt from all Fiscal Obligations.

1.26. "Investor Profit" means the amount the Investor is entitled to as its share of the dividend (distributable profit) of Contractor. Such amount shall be calculated and distributed on a quarterly basis, unless the Board of Directors determines otherwise, and shall be equal to 50% (fifty percent) of the amount of Contractor cash flow remaining after subtracting from Contractor's gross revenue for the quarter. Royalty, Investment Recovery, all operating expenditures, Fiscal Obligations as required pursuant to this Agreement, and any other actual expenditures made by Contractor during the quarter.

1.27. "Libor" means the annual interest rate on US Dollars ("US$") for one night offered to the leading banks of the London Interbank by Citibank N.A., London Branch on the 15th day of each month at 11:00 hr. and published by the Financial Times Journal in London/United Kingdom. In case the 15th day of the month is a holiday then the immediately subsequent working day shall be accepted as the base date for the purpose of such calculation.

1.28. "Royalty (State Share)" means the percentages of the gross production of the Contractor as shown in Clause 9.3.1. hereinbelow.

1.29. "Board of Directors" means the highest Executive Committee of Karakuduk Munay Inc. (Contractor) consisting of 8 (eight) members, 4 (four) members each assigned by Shareholders of the Kazakhstan Side including the Authorized Body and by the Investor.

1.30. "Fiscal Obligations" means without limitations: all taxes, royalties, levies, imposts, fees, fines, withholdings, forced savings, mandatory funds, escrow's, accounting or valuation procedures which impact the timing or magnitude of Shareholders Of the Kazakhstan Side Profit, Investor's Profit, or

Investment Recovery or any other amounts to be received by the shareholders of the Contractor.

                                   SECTION - 2

                                OWNERSHIP RIGHTS

2.1. The Contractor, as a result of the expenditures incurred and due to the obligations undertaken, has the exclusive right to perform any type of activities to conduct research, exploration, development, operations, production, sales activities, transportation, export, and any other related activities or sub-activities regarding any, and all, Hydrocarbon (hereinafter referred to as "HC") reserves within the boundaries of the Agreement Field, for the full term of this Agreement.

Republic of Kazakhstan has the authority to protect the ownership right of earth and subsurface. Contractor is not the owner of natural resources in the Agreement Field and can only demand the HC produced in accordance with the terms and conditions of this Agreement.

2.2. Contractor receives the ownership to all HC produced from the Agreement Field at the point of severance from the wellhead, free of any debts or financial obligations except as may be provided for in this Agreement.

2.3. If the Government of the Republic of Kazakhstan elects to take Royalty in kind as provided in Clause 9.3.1. then any such amount of HC shall be brought to the Point of Delivery by the Contractor and shall be transported by the Authorized Body on behalf of the Government of the Republic of Kazakhstan promptly without any delay. Contractor can transport and sell the HC share of the Government if the Parties so agree. In such a case, Contractor has the authority to buy and sell the HC share of the Government. If the Government intends to raise a demand to have its own share partially or wholly sold by the Contractor, then Government shall notify the Contractor in written form 3 (three) months before the end of each calendar year and semi-annual year and shall reach an agreement with the Contractor about the terms and conditions and time period for the sale of its own HC share by the Contractor. Contractor can be compensated as a result of performing such services. This compensation should be equal to transportation and marketing expenses. Therefore, the amount received by the Government out of this HC shall equal to the amount obtained out of sale after deduction of the mentioned compensation. In case the Contractor wishes to buy the HC share of the Government, then sales price shall be determined in accordance with Clause 9.4.2. In such a case, the payment shall take place on monthly basis. (Within 30 (thirty) days commencing from the end of the month that the HC share of the Government is sold.)

2.4. Contractor shall bear the ownership of the tangible assets in the Agreement Field after the execution of the Assignment/Delivery Certificate of the

Karakuduk Field in accordance with the balance sheet of the Ministry of Geology and Preservation of Underground Resources (GHK Zharkyn).

The right of ownership of the tangible assets shall be transferred to the Authorized Body after the completion of the amortization. Contractor shall be entitled to use these amortized tangible assets during the whole term of the Contract free of charge.

2.5. Contractor possesses all and every type of rights on any type of geological and other information received in relation to the Field Assignment/Delivery Certificate of the Karakuduk and on any type of geological, geophysical, technical and other information obtained by the Contractor during the course of Petroleum Activities.

Contractor, during the term of the Agreement shall give all obtained information related with the subsurface to the Ministry of Geology and Preservation of Underground Resources of the Republic of Kazakhstan in accordance with clause
3.37 of the Law of "Subsurface Resources and Raw-Material Operation" subject to and without prejudice to its right of bearing ownership on this information.

                                   SECTION - 3

                          DURATION OF THE AGREEMENT AND
                                   TERMINATION

3.1.     Duration

         3.1.1. Duration of the Agreement is continuous 30 (thirty) years commencing from the date of the execution of this Agreement and later on can be extended to a date to be mutually agreed between the Parties as long as Productive Production of Petroleum and/or Gas is continued in the Agreement Field.

         3.1.2. The information regarding the necessary funding/financing, as convincing evidence shall be submitted to the Authorized Body prior to the operations.

         3.1.3. Contractor, prior to Field research and operation activities, shall include the assets in the Field and the geological and geophysical data related to the Agreement Field to its own balance sheet in accordance with the issued Assignment/Delivery Certificates.

3.2.     Exploration Phase

Exploration activities in the Field shall start within 1 (one) month commencing from the date of the execution of this Agreement, and/or as indicated in Clause
9.1.5. hereinbelow, to conduct the project studies and field seismic surveys, preparation and operation of temporary production projects, the evaluation of HC reserves by determining the geological-mining characteristics and the production capacity of the Field, preparation and completion of the technology and project documentation needed for the industrial usage of the Field and finally to secure the necessary permissions and the required funding/financing. The Petroleum produced (which cannot exceed 100,000 (one hundred thousand) tons during the full exploration phase) from the exploration and development wells during the testing of the wells, will belong to the Contractor and will be utilized to cover the expenditures incurred for the Petroleum Activities. The exploration phase will be 3 (three) years. The forgoing shall not in any way diminish Contractor's exclusive right, even after the initial 3 (three) year exploration phase, to conduct exploration, development, production and other related activities in all areas within the Agreement Field for the full term of this Agreement, as provided in Clause 3.1.

3.3.     Development and Production Phase

         3.3.1. Operation Activities of the Agreement Field shall be started within 6 (six) months following the approval of Technology and Project Documentation in the required order. Within the capacity of this operation, completion of the exploration and the construction as required for the production wells as indicated in the Project Documents and the disposal of water and/or the application and realization of other technologies as necessary to obtain maximum Petroleum, are included. For the purpose of all permits and licenses required for development of the Hydrocarbon reserves in the Agreement Field, the entire Agreement Field shall be considered a single Field for such purpose, and such permits and licenses shall permit development of any and all Hydrocarbon reserves within the Agreement Field for the full term of this Agreement.

         3.3.2. Petroleum development, production and sales activities may start before, but shall start no later than upon the conclusion of the initial exploration phase and Contractor's obtaining of the permits and licenses to develop the Agreement Field.

3.4.     Termination

         3.4.1. Contractor may terminate this Agreement by serving 60 (sixty) days written notice to the Authorized Body without any cause at any time. Termination shall not exempt the Contractor from its obligations which were due but not fulfilled prior to the Contractor's written notice in this respect. Provided, however, that should at the time such obligations are due to be performed and Contractor terminates this
         Agreement: (i) a reasonable dependable means of export, or authority to export from applicable government authorities, to export the reasonably projected production capacity are unavailable to Contractor; or, (ii) the available means of export become uneconomic; then Contractor shall be exempt from such obligation.

         3.4.2. If the Contractor commits a material breach of the Agreement and/or the License, the Authorized Body shall have the right to demand that such breach be remedied within a reasonable period of time. If such breach is not remedied within such period of time reasonably requested, by the Contractor to remedy such breach, the Authorized Body shall have the right to notify the Contractor of termination of this Agreement and such termination shall become effective 90 (ninety) days after such written notice, unless, Contractor dispute such material breach, or such remedy of same. If Contractor disputes such material breach or such remedy of same, then the matter shall be determined by arbitration in accordance with Clause 11.9.

         3.4.3. In case of the termination of the Contract; Contractor can receive back all of its assets existing in the Agreement Field of which their cost has not been fully amortized before termination. Amortized assets are the property of the Authorized Body but nevertheless can be used by the Contractor during the term of the Agreement. In case of termination, Contractor shall hand-over and deliver the Agreement Field to the related State Authorities in the condition as required by the principles of mining and health, and of the protection of subsurface resources and natural environment.

                                   SECTION - 4

                        PRINCIPLE RIGHTS AND OBLIGATIONS
                            OF THE CONTRACTOR AND THE
                                    INVESTOR

4.1.     Rights of the Contractor and the Investor

Contractor has the following rights and authority:

         4.1.1. The exclusive right of conducting Petroleum Activities in the Agreement Field in accordance with the provisions of this Agreement.

         4.1.2. Right of entry to the Agreement Field and to the other fields in order to conduct Petroleum Activities.

         4.1.3. Right for the utilization of local and world-wide known most effective methods and technologies in order to conduct the Petroleum Activities.

         4.1.4. Right for selecting any type of activity form and administrative organization structure within the boundaries of the purpose defined in the Agreement.

         4.1.5. Right to construct and equip industrial and social facilities in the Agreement Field and to use public facilities and communication systems in or outside of the Agreement Field provided that an agreement is reached with the possessors of such facilities in that respect in order to maintain the activities under normal and standard conditions.

         4.1.6. Right of utilizing the services of local and/or foreign Sub-Contractors who have required technical facilities and experience, in case of necessity during the implementation of the Petroleum Activities.

         4.1.7. Right of using own Petroleum Profit and the related products in the way as desired.

         4.1.8. Right of participating in the Petroleum Activities and in any type of other activities conducted in other fields either within the lands or outside the lands of the Republic of Kazakhstan and opening branch offices and liaison offices thereof.

         4.1.9. Right to assign and transfer wholly and/or partially its own rights, priorities and benefits to third parties or to authorize those by another method provided that practice of such right shall be compliant with the provisions of the Agreement and shall be notified to the Authorized Body in written form. Such notification shall contain, as being completely compliant to this Agreement, all changes, amendments and additions implemented prior to delivery for the purpose of identifying assignee and/or authorized party as the case may be.

         4.1.10. Right of submitting applications to the Government and/or to the Authorized Body for the re-negotiation of the License and the contractual terms and conditions in the case of occurrences outside the contractual terms and conditions after the execution of the Agreement.

         4.1.11. Right of priority in the case of extension of the term of the existing License and Agreement and/or executing a new agreement in the Agreement Field.

         4.1.12. Right to relinquish a portion of the Field in accordance with the conducted program studies or relinquishing a portion of the Fields before completing such studies.

         Nevertheless, the relinquished portion of the Field shall be in the simple geometric shape when it is divided from the Agreement Field by straight or cracked line.

         4.1.13. Right to export, and the right to receive export quotas and export licenses for the full production capacity of HC from the
         Agreement Field. Additionally, the right, but not the obligation, to negotiate Contractor's own quota with other related countries authorized bodies and establishments, and to have the Republic of Kazakhstan recognize and grant export quotas and export licenses in regard to any such quota.

         4.1.14. Right to use the existing Pipeline for the purpose of transferring the produced Hydrocarbons to the Baltic Sea, Kainingrad and Vendspils ports and/or to Black Sea, Novorosiysk Port. And the right of priority to use all other available means of transportation, storage, and marine terminals. The transportation fees and tariffs charged to the Contractor shall be no more than those paid by any other transporter.

         4.1.15. Right to unobstructed use of the surface of the Agreement Field in conjunction with Petroleum Activities, and the right to water necessary for Petroleum Activities.

         4.1.16. Right to keep hard currency proceeds of HC sales, free of mandatory currency conversions in accordance with the laws of the Republic of Kazakhstan.

         4.1.17. Right to have a hard currency bank account within the Republic of Kazakhstan and hard currency bank accounts outside of Republic of Kazakhstan as Contractor may deem appropriate, in accordance with the laws of the Republic of Kazakhstan.

         4.1.18. Right to import and export same as that provided to Foreign Contractor and Foreign Contractor's personnel pursuant to Clause 9.2.

         4.1.19. Right to defer the work obligations of the Contractor as mentioned in the License, in case of inability for the exportation of Hydrocarbons, for the same period.

         4.1.20.  Investor possesses the following rights:

                  o        Right to Investment Recovery and Investor Profit;

                  o Right of having been exempted from every type of Fiscal Obligations on the Investment Recovery;

                  o Right to export, and the right to receive export quotas and export licenses for all Crude Oil taken in kind by the Investor pursuant to this Agreement. Additionally, the right, but not the obligation, to negotiate Investor's own quota with other related countries authorized bodies and establishments and to have the Republic of Kazakhstan, recognize and grant export quotas and export licenses in regard to any such quota;

                  o Right to use the existing Pipeline for the purpose of transferring the produced Hydrocarbon to the Baltic Sea, Kainingrad and Vendspils ports and/or to Black Sea, Novorosiysk Port. And the right of priority to use all other available means of transportation, storage, and marine terminals. The transportation fees and tariffs charged to the Investor shall be no more than those paid by any other transporter;

                  o Right to market and sell any, or all, Crude Oil taken in kind to any purchaser within or without the Republic of Kazakhstan;

                  o Right to retain export proceeds outside of Kazakhstan without any obligation to return same to Kazakhstan after fulfilling the Fiscal Obligations mentioned in this Agreement;

                  o Right to export all Investment Recovery, Investors Profit and all other amounts due Investor pursuant to this Agreement;

                  o Right to keep foreign currency and to exchange Republic of Kazakhstan currency for hard currency and the right to exchange hard currency for the Republic of Kazakhstan currency at the most favorable rate available in the Republic of Kazakhstan in accordance with the laws of the Republic of Kazakhstan; and

                  o Right to import and export same as that provided to Foreign Contractor and Foreign Contractor's personnel pursuant to Clause 9.2..

4.2.     Obligations of the Contractor

Obligations of the Contractor during the implementation of the Agreement are as follows:

         4.2.1. Using the Agreement Field only for the purposes defined in the Agreement.

         4.2.2. Detailed geological studies and investigations of the subsurface resources as well as supply of the Markschader service and to guarantee that all the reports issued about the product and the associated products are true and correct.

         4.2.3. In case of deficiencies in the legislation of the Republic of Kazakhstan with reference to the Petroleum Activities, for the cases mentioned herein below, Contractor shall follow and practice the International Principles:

                  o        Field usage

                  o Proper implementation of the Petroleum Activities for the security of personnel and population.

                  o To protect subsurface resources, air, earth, forestry, water, zoological animates and other facilities from harmful effects arising from the Petroleum Activities. Nevertheless, Contractor shall have no responsibility for the damages given to the natural environment prior to the effectively of the Agreement.

                  o To protect places and areas with historical and cultural value.

                  o To indemnify the nature and lands damaged during the course of the Petroleum Activities at its own cost for the purpose of future utilization.

         4.2.4. To permit all types of activities and studies for the research, exploration, operation and production of other natural resources, excluding HC, to be conducted by other persons including giving permission for the usage and utilization of the communication facilities and other public facilities provided that such activities shall not effect and prevent the Petroleum Activities in the Agreement Field.

         4.2.5. To be compliant with the technological schedules, drawings and projects approved within the scope of the current mining study norms related to the conduct of Petroleum Activities.

         4 2.6. To give priority to the equipment, materials and products manufactured locally in the Republic of Kazakhstan as long as these are competitive in terms of quality, price, working capacity and delivery terms.

         4.2.7. To give preference to the services of Kazakh Entities and Organizations such as airways, railways, hydraulic works, etc. including the usage and utilization of motor vehicles to be used during the course of Petroleum Activities, as long as these local services are competitive in terms of price, effectively, and quality.

         4.2.8. To give priority to the work-force of the Republic of Kazakhstan during the course of the Petroleum Activities by employing required qualified engineers and technical team and where there is a shortage or insufficiency, to provide training and education opportunities to these staff at the account of the Contractor in accordance with the agreed program.

         4.2.9. To submit to the Board of Directors; the program of determined studies, and every type of information obtained during the implementation of those of those (geological, industrial, statistical, etc. account reports in force) in accordance with the standards.

         4.2.10. To give permission to the Auditing Organs of the Republic of Kazakhstan for free entry and visit the work-place, to provide them with all necessary documentation and appropriate conditions for the purpose of enabling these units to perform their duties properly.

         4.2.11. In case of a necessity, to provide the information obtained during the course of the Petroleum Activities to the third parties, provided that a mutual agreement is reached by the Parties in this respect.

         4.2 12. To effectuate tax payments and other payments as provided in the existing legislation of the Republic of Kazakhstan.

         4.2.13. In case of a cease the rights on the Agreement Field, or partial relinquishment in accordance with Clause 4.1.12 hereinabove, the Contractor, shall rearrange the land by clearing and removing all mass and garbage occurred as a result of the Petroleum Activities related with the Agreement at its own cost, in compliance with the instructions of State Mining, Health, Subsurface Resources and Natural Environment Protection Organs.

         4.2.14. During the term of the Agreement it is expected that the total financial requirements will reach to an aggregate amount of US $ 216,000,000 (two hundred sixteen million US Dollars).

                                   SECTION - 5

                          ASSISTANCE AND SUPPORT OF THE
                                 AUTHORIZED BODY

5.1. Authorized Body, where necessary, shall provide help and assistance to the Contractor for the following matters:

         o        Within  and  outside  the   boundaries   of  the  Republic  of
                  Kazakhstan; to obtain all required licenses and permits necessary for the transportation of products, raw-materials and consignment.

         o The application and usage of the latest techniques, technology and equipment.

         o During the purchase of foreign technology and equipment, to prepare and issue customs permissions and to provide foreign currency.

         o        To provide  all  required  permissions  and  licenses  to open
                  Foreign   Currency  Bank  Accounts   within  and  outside  the
                  boundaries of the Republic of Kazakhstan.

         o To obtain every type of geological, geophysical, etc. data belonging to entities and/or organizations related or not related with the Agreement field but can be used for an efficient Petroleum Activity.

         o To apply to obtain the approval of the Cabinet of Ministers of the Republic of Kazakhstan regarding the exemption of the export duty for the exportation of the HC.

5.2. Authorized Body, by furnishing the Contractor with the authority of conducting Petroleum Activities within the boundaries of the Agreement Field, is deemed to be having delivered the authority and duty of auditing the realization of the Petroleum Activities to the Board of Directors in accordance with Section 6 hereto.

                                   SECTION - 6

                               BOARD OF DIRECTORS

6.1. In order to realize this Agreement, the Board of Directors of the Contractor should be established within 30 (thirty) days commencing from the execution date of this Agreement. Board of Directors shall realize the general management and control of the Petroleum Activities including the approval of Working Program, Budget, and Work and Project Documentation.

6.2. Board of Directors shall consist of 8 (eight) members (referred to here as "Members"), 4 (four) members each assigned by Shareholders Of The Kazakhstan Side including the Authorized Body and by the Investor. Voting shall be conducted in accordance with the Articles.

6 3. All other items which are not provided otherwise in this Agreement related to the rights, obligations and authorities of the Directors or Board of Directors will be applicable as mentioned in the Articles.

                                   SECTION - 7

                     OPERATIONAL AND FINANCIAL REQUIREMENTS
                                 AND THE BUDGET

7.1.     Exploration

The project related to the research, exploration, seismic operations and trial production of the wells drilled in the Field shall be prepared in accordance with the principles and the instructions in force related with and applicable for geological exploration and petroleum production activities for the protection of subsurface resources and the population; providing all geological investigations, natural environment and other operational buildings, facilities and equipment from the harmful effects of the activities and studies conducted. The project, as required, shall be confirmed and attested by the authorities of state mining control, subsurface resources, economical and biological resources and hygienic and public health control. Geological and geophysical working plans shall be approved by the Board of Directors, in accordance with the current practices.

The following issues shall be confirmed for the field trial operation project:

         o        The  quantity  and   the  location  of  the  exploration   and
                  production wells.

         o Geological, mining, geophysical and laboratory studies and investigations conducted for the determination of the physical and hydrodynamic characteristics, of petroleum stratum particularities and productive stratum and of the production possibilities in the wells.

         o Predictions for Petroleum and Gas production levels and when necessary predictions for water pumping capacity during the trial production.

         o Evaluation and the confirmation of the ecological payments and of the activities for the protection of subsurface resources and natural environment and for the supply of safety and security during the Petroleum Activities in the Field and the construction of drainage.

On the basis of the trial study approved by the Board of Directors, field-arrangement, project-account documentation containing the issues of Petroleum Gas and Condensate and drainage usage shall be prepared and issued within the trial production period.

7.2      Development and Production

         7.2.1. Preparation of the project documentation and the conduct of the design works for the Field and to put the Field into the operation, can only be realized following the trail production by the state reserves commission at the reserves recognized by the international standards in accordance with the Petroleum production and the "Principles of Operating Petroleum and Gas Fields."

The project documentation (Field operation technical chart) shall be prepared and issued in accordance with the provisions of by-laws in force related with the protection of sub-surface resources, natural environment, health and mining. The organization of production of Petroleum from the Field as an industrial product shall be realized in accordance with the project budget that has been prepared in compliance with the field operations technical chart, approved and attested by Board of Directors. Project documents related with the Petroleum Activities shall include the following items;

         o Determination of the production targets, method of starting the operation, selection of the stimulation methods to be applied to the wells,

         o         Determination of the production wells,

         o Production dynamics of the Petroleum, Gas and liquids in the wells, injection of chemicals,

         o Demands and recommendations about the program of the well and the drilling activities, selection of well location,

         o Recommendation for drilling operation, equipment and materials used on the surface and in the well,

         o Recommendation for the production of the wells and the demands for collection system (including the collection and the usage of the associated gas and the water), proposals for the motor vehicles, machinery-equipment and their locations related with the Petroleum production, storage and transportation,

         o Proposals for the supply of materials and equipment for the usage of production and other services, in order to realize the principles of the capital investment and the petroleum production,

         o        Proposals  for  the  actual  period  for  the field  operation
                  phases,   necessary  expenditures,  evaluation  of the capital
                  investment,

         o Determination of the types and the quantities of all activities and studies needed for the exploration of the Field and the principles of operating a petroleum and gas field as well as the determination of the rules and principles for the protection of the sub-surface and natural environment, job-safety, health and appropriate fire and security rules.

         7.2.2  Production of Associated Gas

The Associated Gas, being produced together with the Petroleum shall be used in line with the needs of the Contractor (heating, product heating, etc.). The usage of the Associated Gas shall be made in accordance with the project technical documentation. In case there is an impossibility for the usage of the Associated Gas (this will be confirmed on the basis of project and technological requirements), the Associated Gas shall be flared, with the permission of the Ministry of Environment.

7.3.     Procedures and Approval Method of the Operational Documentation

Project documentation related with the research, exploration, development and production activities defined in clauses 7.1 and 7.2 shall be prepared and issued by the Contractor in accordance with the determined and agreed principles and procedures (or state control shall be applied to those documentation in terms of being compliant with working conditions, job safety, technology, ecology and health regulations) and shall be submitted to the Board of Directors for investigation and approval. Such documentation shall receive approval or disapproval within 30 (thirty) days, commencing from the date of delivery to the Board. In case of a requirement by the Authorized Body for a change and/or modification to the project documentation, following the receipt of the notification by the Parties containing changes and the modifications required to be conducted by the Contractor, the Board shall meet to discuss such issue within 15 (fifteen) days commencing from the date of the receipt of such notification. Changes and modifications agreed by the Parties and incorporated to the project documentation shall be deemed to be accepted and approved. Any of the Parties who could not reach an agreement about the project shall present the case to an industrial specialist (expert) to resolve the disputes. Contractor not accepting the project is not obliged to finance the studies and the activities and shall be reimbursed the cost of all Petroleum Activities already conducted by the Contractor.

Following the acceptance of the project documentation related with the Petroleum Activities at every stage, Contractor, at the soonest time possible and prior to the first month of the each calendar year, shall prepare and issue the detailed plan and budget of the works for the subsequent year and shall submit it to the Board of Directors for review and approval.

Contractor at any time may submit budget changes and modifications to the Board of Directors about research, exploration, operation and production. All changes and modifications shall be prepared and issued in accordance with the principles and procedures defined in Section-6 hereto.

As a result of the additional information obtained during the course of the Petroleum Activities, in case the Agreement Field is determined as larger or smaller than previously considered, then such field shall be expanded or reduced to the previously considered magnitude of the Agreement Field. Agreement Field shall be extended as required with the execution of an amendment to the previous Agreement.

Contractor shall prepare a general plan for the purpose of improving working conditions for the subsequent calendar year in accordance with the principles of job-safety and technical safety and security applicable in the Region and following having those confirmed by the organs of Gosgortehnadzor in line with the procedural applications shall present to the Board of Directors for approval.

7.4. Petroleum Activities are conducted in accordance with the Work Program and the Budget (referred to here as "Budget") approved by the Board of Directors. The General Manager and the Assistant General Manager of the Contractor shall jointly prepare and submit the Work Program and the Budget for the subsequent year, 3 (three) months prior to the start of that program year for the approval of the Board of Directors. Any changes and/or amendments to be made to the Work Program and to the Budget within the year shall also be submitted for the approval of the Board of Directors separately.

                                   SECTION - 8

                          EXPENDITURES AND COMPENSATION

8.1      Payment of Expenditures

Investor shall provide the Investment to the Contractor excluding cash requirements which cannot be met by the self generated income of the Contractor, as Contractor may determine pursuant to the Articles, excluding any amounts Contractor may wish to borrow from third parties. All such amounts provided as the Investment by the Investor to Contractor, shall be repaid by the Contractor to the Investor as Investment Recovery.

                                   SECTION - 9

                       COMMERCIAL AND FINANCIAL TERMS AND
                                   CONDITIONS

9.1      Financial Matters

         9.1.1. All calculations to be made between the Parties in relation with the Agreement shall be made in Tenge and US$.

         9.1.2.  The  price  for  Hydrocarbons   voluntarily   marketed  by  the
         Contractor in the local market within the boundaries of the Republic of Kazakhstan shall be freely decided by the Contractor.

         9.1.3. Foreign currency exchange transactions to be carried out by the Contractor shall be in compliance with the laws and regulation in force in the Republic of Kazakhstan. Contractor is free to use the foreign currency obtained out of the Petroleum Activities within or outside the boundaries of the Republic of Kazakhstan. All foreign currency transactions related with the Petroleum Activities shall be carried out in US$ or in any other convertible currency depending upon the mutual agreement between the Parties.

         9.1.4. Re-exportation of the foreign currency brought into the Republic of Kazakhstan by the foreign sub-contractors for the implementation of the Petroleum Activities shall be realized in accordance with the laws and regulations of the Republic of Kazakhstan.

         9.1.5.  Financing  of the  Petroleum  Activities  has to start within 6
         (six) months following the secure of the License for the Land defined in this Agreement (Land allocated for the Petroleum Activities).

9.2.     Customs

         9.2.1. In case of a requirement for the services of a foreign Contractor in order to fulfill the obligations and terms and conditions of this Agreement, the foreign SubContractor can import all equipment, machinery, vehicle, work-shop, material, spare parts related with the Petroleum Activities and its own goods into the Republic of Kazakhstan free of custom duties and funds without any prohibition. The above mentioned consignment includes, without any limitation, mobile dwelling units, equipment, raw-materials, sub-materials, convenient products, mobile offices, office equipment and stationary, furniture, audio and video equipment, communication equipment (including satellite communication), medical and educational equipment, hobby and sports facilities and every type of educational and information containing press and books provided that these are not prohibited by the laws of the Republic of Kazakhstan. The machinery and equipment to be brought shall be fully compliant to the laws and regulations of the Republic of Kazakhstan in terms of technical security and safety, health and hygiene norms, protection of subsurface and natural environment.

         9.2.2. The personnel of the Foreign Sub-Contractors dealing with the Petroleum Activities can import into the Republic of Kazakhstan their own private property and goods as well as house-hold goods with the exemption of taxes in order to meet with their own and family needs, provided that it is not against the laws and regulations of the Republic of Kazakhstan.

         9.2.3. Any goods and property imported to the Republic of Kazakhstan in accordance with clauses 9.2.1 and 9.2.2 is exempted from custom duties and taxes during exportation.

9.3.     Taxes and Payments

         9.3.1.  Fiscal Obligations:

         Contractor and Investor shall have the obligation to pay the Fiscal Obligations, as mentioned in this Clause 9.3.1. Any other Fiscal Obligation applicable to Contractor shall be subject to tax stabilization as mentioned in Clause 9.3.1(H) hereinbelow.

         A)   Contractor   shall  pay  the  following   nation  wide   taxes  in
              accordance with the existing tax law:

                    o    Income Tax at the rate of 30% (thirty percent);

                    o Dividend tax deductions: The shareholders of the Contractor shall be subject to a 15% (fifteen percent) Dividend tax on the distributed dividends of the shareholders. The Contractor shall be obliged to withhold such tax on distributions to Investor (Investors Profit) or to Shareholders of Kazakhstan Side (Shareholders of Kazakhstan Side Profit);

                    o Value Added Tax at the rate of 20% (twenty percent) applied to expenditures made locally in the territory of the Republic of Kazakhstan as mentioned in the existing tax law. In case of sales of Hydrocarbons through exportation, if the paid Value Added Tax is more than the collected Value Added Tax during any period, then the Contractor shall be entitled to be reimbursed either by payment by the Republic of Kazakhstan or by crediting the amount against its Fiscal Obligations. In case of no reimbursement through direct payment or crediting against Fiscal obligations within 10 (ten) days following the application of the Contractor then the Contractor will be entitled to receive interest on the late reimbursement in accordance with the tax laws of the Republic of Kazakhstan; and

                    o If applicable, tax on securities transactions accordance with the existing laws of the Republic of Kazakhstan. No income or gain shall be recognized by the Contractor on the creation of or transfer of an interest in the Agreement.

     B) Contractor shall pay the following special taxes and payments as mineral resources user:

                    o An Excess Profits Tax may be required to be paid by the Contractor on the basis of the Real Internal Rate of Return (hereinafter referred to as "RIRR") of the Contractor, calculated at the end of each calendar year staring from the effective date of this Agreement. The RIRR shall be determined after discounting the Contractor's annual net cash flow (hereinafter referred to as "NCFs") for inflation on a compound basis from the effective date of this Agreement. NCF shall be calculated after reducing Royalty, operating expenses, other payments, amortized amount of the capital expenditures and Fiscal Obligations, from the gross revenues of the Contractor. The inflation rate used for this purpose shall be the World Consumer Price Index set out in "Interna- tional Financial Statistics" published by the International Monetary Fund for each applicable year. If any such calculation at the end of any calendar year (excluding Excess Profit Tax for such calendar year but including Excess Profit Tax paid in all prior years) produces an RIRR in excess of 23% (twenty three percent), the Contractor shall pay an Excess Profit Tax on the Contractor's NCF for that calendar year as follows:

                           (i) an Excess Profit Tax of 10% (ten percent) shall be applied to that portion of the difference between the NCF corresponding an original RIRR in excess of 23% (twenty three percent) but less than 25% (twenty five percent) and the NCF corresponding the recalculated RIRR of 23% (twenty three percent).

                           (ii) if the original RIRR is greater than 25% (twenty five percent), then the RIRR shall be recalculated after subtracting the Excess Profit Tax from the NCF as calculated pursuant to (i) above. If after such recalculation the RIRR continues to be greater than 25% (twenty five percent), then in addition to (i) above, an Excess Profit Tax of 20% (twenty percent) shall be applied to that portion of the difference between such NCF corresponding an original RIRR in excess of 25% (twenty five percent) but less than or equal to 30% (thirty percent) and the NCF corresponding the recalculated RIRR of 25% (twenty five percent).

                           (iii) if the original RIRR is greater than 30% (thirty percent), then the RIRR shall be recalculated after subtracting the Excess Profit Tax from the NCF as calculated pursuant to (ii) above. If after such recalculation the RIRR continues to be greater than 30% (thirty percent), then in addition to (ii) above, an Excess Profit Tax of 30% (thirty percent) shall be applied to that portion of the difference between such NCF corresponding an original RIRR in excess of 30% (thirty percent) but less than or equal to 35% (thirty five percent) and the NCF corresponding the recalculated RIRR of 30% (thirty percent).

                           (iv) if the original RIRR is greater than 35% (thirty five percent), then the RIRR shall be recalculated after subtracting the Excess Profit Tax from the NCF as calculated pursuant to (iii) above. If after such recalculation the RIRR continues to be greater than 35% (thirty five percent), then in addition to (iii) above, an Excess Profit Tax of 40% (forty percent) shall be applied to that portion of the difference between such NCF corresponding an original RIRR in excess of 35% (thirty five percent) but less than or equal to 40% (forty percent) and the NCF corresponding the recalculated RIRR of 35% (thirty five percent).

                           (v) if the original RIRR is greater than 40% (forty percent), then the RIRR shall be recalculated after subtracting the Excess Profit Tax from the NCF as calculated pursuant to (iv) above. If after such recalculation the RIRR continues to be greater than 40% (forty percent), then in addition to (iv) above, an
                         Excess Profit Tax of 50% (fifty percent) shall be applied to that portion of the difference between such NCF corresponding an original RIRR in excess of 40% (forty percent) and the NCF corresponding the recalculated RIRR of 40% (forty percent).

                    o Royalty. The Contractor will give 8% (eight percent) of the gross production as Royalty. The authorized authorities may elect to take Royalty either in cash or in kind; and

                    o Bonuses. Contractor shall pay US $513,000 (five hundred thirteen thousand US Dollars) within 7 (seven) months in equal monthly installments starting from the end of the 5th (fifth) month following the registration of this Agreement with the Ministry of Geology and Preservation of Underground Resources, as an unrecoverable signature bonus; and

                         Contractor  will  pay  US  $500,000  (five  hundred  US
                         dollars) when the cumulative production reaches to 10,000,000 (ten million) barrels and US $1,200,000 (one million two hundred US Dollars) when the cumulative production reaches to 50,000,000 (fifty million) barrels as one time production bonus.

                  The Royalty and Production Bonuses will be considered as tax deductible expenditures for the calculation of the income tax and the excess profit tax.

         C)       Contractor shall pay the following local taxes and fees:

                    o Rental for the Agreement Field as agreed with the local authorities, in accordance with the existing legislation of the Republic of Kazakhstan. The calculation of the Rental shall be same as applied to other petroleum companies working in Mangistau Region;

                    o Property Tax at the rate of 0,5% (half percent) applied to depreciated value of the capital goods and non productive assets (non material assets excluded) every year;

                    o    Vehicle tax according to the existing legislation;

                    o Fee for the registration of the Contractor according to applicable legislation;

                    o Fee for the licenses for certain activities according to the applicable legislation; and

                    o Fee on auction sales if applicable according to the existing applicable legislation.

          D) Contractor will be obliged to make the following payments and deductions:

               o The contractor is obliged to withhold the income tax for the local and foreign personnel working for the Contractor in accordance with the existing tax law. The foreign personnel of the Contractor will be subject to 0,1% (zero point one percent) property tax on the properties they own in the Republic of Kazakhstan;

               o Deduction of 2% (two percent) for Employment Development Fund from the Kazakhstan national personnel salaries;

               o Local taxes for the usage of water and the forestry resources as mentioned in the legislation and the payments for the protection of the environment in accordance with the provisions of the existing legislation;

               o Payment for the additional and special services rendered by the authorized governmental organizations in the Republic of Kazakhstan, if applicable to all other citizens and enterprises of the Republic of Kazakhstan; and

               o Deductions for the state social insurance in regard to the Contractor personnel salaries.

         E)    Transfer Pricing

               If the Contractor applies in its commercial or financial transactions with a related party prices which differ from prices applied between independent enterprises, the Tax Service shall adjust the taxpayer's income by the price difference for taxation purposes, if one of the parties non-resident of the Republic of Kazakhstan, or enterprise entitled to tax preferences. The tax service, when effecting such actions, may redefine the given transactions for the purpose of determining their actual nature and imposing sanctions.

         F)       General Tax Liability

                  The activities of the Contractor which are not related to the Petroleum Activities will be taxed according to the existing legislation.

         G)       Sub-Contractors and affiliates of the Contractor

                  The Contractor is obliged to inform its Sub-Contractors and affiliates for their tax liabilities according to the existing legislation.

         H)       Tax Stabilization

                  The Parties hereto agree that this Contract has been negotiated and agreed upon, based upon the tax structure set forth herein and the laws of the Republic of Kazakhstan as the date of the execution hereof. The Government of Republic of Kazakhstan expressly agrees that any changes to tax laws of the Republic of Kazakhstan occurring after the date of this Agreement shall not affect the tax obligations of the Contractor or the Investor, save and except where such change is in the nature of a substitution for a tax identified herein and does not cause an increase in the rate for that tax as of the date of this Agreement. In case of any deterioration in the position of either Party, or the Investor, resulting from a change in legislation or any superseding international treaty which occurs subsequent to the execution date of this Agreement, the Parties shall meet promptly and shall agree on such amendments to this Agreement as are necessary to restore the economic balance of the Parties, or the Investor, as applicable.

         I)       Payment

                  The Royalty, bonuses and excess profit tax will be paid by the Contractor to an account notified by the chief tax inspector of the Ministry of Finance. All other taxes and fees will be paid to the authorities shown in the laws and the state budget of the Republic of Kazakhstan. The fines and penalties, incurred because of the delayed payments and wrong calculation of the taxable income will be paid in accordance with the existing state budget and tax laws.

         J)       Audit right of the tax authorities

                  The tax authorities are entitled to audit the accounts, foreign banks inclusive, all bank accounts and the Contractor agreed to provide to the tax authorities, all related information and documentation.

9.4      Compensation

         9.4.1 Contractor and Investor may take and freely export its own share of the HC produced in accordance with the terms and conditions of this Agreement.

         9.4.2 The Shareholders of the Kazakhstan Side may elect to take Shareholders of the Kazakhstan Side Profit in kind. The Authorized Body may elect to take Royalty in kind. Investor may elect to take Investors Profit and Investment Recovery in kind. For the valuation of Hydrocarbons for the purpose of calculating amounts of Hydrocarbons taken in kind and for all purposes pursuant to this Agreement, the price applicable shall be determined by a separate agreement of the Parties, taking into account Hydrocarbon quality and prevailing market prices in effect during the period in question at the locations where the Contractor has been making Hydrocarbon sales, as well as applicable transportation and marketing costs at the market prices in effect during the period in question.

9.5      Accounting Procedures and Auditing

         9.5.1 The Board of Directors shall approve an accounting procedure to be applicable to this Agreement and to the Contractor. The expenditures of the Contractor will be calculated in US Dollars during the whole term of the Contract in order to calculate the Investment Recovery and the Contractors Profit. Such accounting procedure shall:

               o provide for accounting in US dollars for all purposes and calculations pursuant to this Agreement and also a Tenge account for the purpose of the inspection of the tax auditors;

               o provide for accounting in accordance with internationally accepted and recognized accounting systems and consistent with the standard practice of the international petroleum industry as well as the provisions of the Agreement, the Articles and the Standard Oil and Gas Accounting Systems of the Republic of Kazakhstan;

               o provide for depreciation schedules and for the option of expensing capital expenditures;

               o provide for the entire Agreement Field to be considered as a single area for the purposes of the calculation of Fiscal Obligations; and

               o provide for Contractor income subject to Income Tax and to be calculated by deducting from gross revenues from the Agreement Field all Royalties, all other Fiscal Obligations which the Contractor is subject to in accordance with this Agreement, contributions to the reserve fund, and all direct and indirect costs reasonably necessary for conduct of Contractor's business.

         9.5.2. Auditing of the Contractor's financial activities shall be conducted by the related authorized State Organ. In case it is needed, Contractor may invite any Organization as Auditor.

         9.5.3. Status of the accounting records, correct filing of the financial results, effectuation of the payment transferred to the budget shall be made completely and on time, and other issues related with the taxation shall be followed by the State Tax Office of the Republic of Kazakhstan.

                                  SECTION - 10

                       PROTECTION OF SUBSURFACE RESOURCES,
                          NATURAL ENVIRONMENT AND LABOR
                              AND POPULATION SAFETY

Field research, exploration and development activities shall be conducted in accordance with the laws and regulations of the Republic of Kazakhstan, with technical principles, and the principles for the protection of job safety and natural environment and finally in accordance with the precautions for the protection of all subsurface, earth, hydraulic resources, atmosphere, zoological and vegetal life, historical and cultural properties, and with the precautions for security and health protection in the Agreement field. Contractor shall conduct the following activities during the design and construction studies of the auxiliary buildings:

     . Using advanced local and international techniques and technologies for the purpose of preventing any waste and to obtain the maximum production in order to obtain the maximum benefit.

     . To minimize the harmful effects given to the natural environment and to prevent the destruction and uninhabitance of the lands including technical and biological recultivation.

     . To protect subsurface and earth hydraulic resources from pollution and loss.

     . To protect air from every type of harmful substances including facilitated (such as heating rooms, deposed petroleum production points containing Hydrocar- bon, Gas and etc.) and unfacilitated (such as diesel units of the drainage equipment, vehicles, tractors, etc.) pollution resources.

     . To protect the zoological and vegetal life and historical and cultural properties covered by the RED BOOK of the Republic of Kazakhstan.

     . To provide safe and healthy working conditions, to organize the control of job safety status and to convey the information on these issues to the employees on time.

During the implementation of the Petroleum Activities, continuous official and industrial ecological control for the protection of natural environment, ecological monitoring shall be supplied in the Agreement Field. During the trial production project stage, ecological investigations of the wells, well surroundings in the Agreement Field shall be made and the areas needs to be paid exclusive attention shall be determined. In addition, possibility of potential accident cases shall be analyzed and plans containing these studies to be applied and the programs for the normalization of the region for ecological purposes shall be prepared.

Funds allocated for the Contractor's activities to inspect and analyze the ecological status of the lands, to organize and realize environment protection activities shall be deposited in the account of nature protection payments.

                                  SECTION - 11

                               OTHER LEGAL ISSUES

11.1.    Transfer and Assignment of the Rights

         11.1.1. Contractor may transfer and/or assign its rights, liabilities, obligations or shares related with the Agreement wholly or partially to the third parties.

         11.1.2. In case of any transfer and/or assignment of rights partially, the Contractor shall be jointly and severally liable along with the assignee in connection with the Agreement.

11.2.    Payment Related with Field Allocation and Usage Right

In case of an allocation of a land belonging to any other real and/or juridical body for the realization of the Petroleum Activities, Contractor shall make payment to the landlord or to the person who possesses the usage right on the land, since the usage of such land is limited because of the Petroleum Activities.

11.3.    Insurance

Contractor is obliged to insure its assets in compliance with the legislation of the Republic of Kazakhstan and in accordance with the recognized world standards, norms and customer practices.

11.4.    Legal Adjustments In Relation With Working Conditions

Employment, redundancy, resignation, salary, work and leave status, social indemnity and social security of the citizens of the Republic of Kazakhstan employed by the Contractor shall be dealt with in accordance with the legislation and communiques in force in the Republic of Kazakhstan and with recognized world norms and standards. Unless otherwise indicated by the international treaty signed between the Republic of Kazakhstan and the country of the foreign subcontractor, for the foreign personnel employed by the Contractor; laws and regulations of the Republic of Kazakhstan is applicable.

11.5.    Force-Majeure

         11.5.1. In case one of the Parties do not fulfill its obligations due to any Force-Majeure condition, then such Party shall notify the other Party in written form about the commencement date of such Force-Majeure condition within a reasonable time period.

         11.5.2. Within the defined time period, the obligations of the Party directly effected by loss shall be frozen during the existence of the Force-Majeure conditions.

         11.5.3. Term of the Agreement, shall be extended automatically as long as the Force-Majeure case lasts in equal time period including the time for the repair of equipment and technology.

         11.5.4. Force-Majeure conditions  are not accepted as valid excuses for
         the  Parties  not   to  fulfill   their   financial   liabilities   and
         obligations.

11.6.    Local Consumption

         11.6.1. In case of a declaration of an extra-ordinary status by the Government and/or a decision that the Petroleum need in the local market is not met during the term of the Agreement, then, Authorized Body can demand the HC share of the Contractor for the local market. Such demand shall be notified to the Contractor in written form 100 (hundred) days before and a separate agreement shall be executed in that respect.

         11.6.2. Maximum amount of HC given by the Contractor to meet with the requirement of the local market in accordance with Clause 11.6.1 herein above shall be equal to the shortage in the local market and to the shares given by other contractors equipped with production rights by the Republic of Kazakhstan.

         11.6.3. In case the Contractor delivers its own share in accordance with Clause 11.6.1 herein above to meet with the requirements of the local market, the payment to be made to the Contractor, shall not be less than the prices agreed between the Contractor and the buyers and shall also include the penalty and the termination fee payable by the Contractor for its failure in meeting its commitments as a practical result of the Clause 11.6.

         11.6.4. When Contractor markets its own HC share in the world market, then Authorized Body shall not intercept to such HC share to meet with the requirements of the local market. However, in case of such interception, Authorized Body shall pay to the Contractor on the basis of world market prices in foreign currency for its HC share and the penalty and termination fee Contractor shall be liable to pay as a result of its failure in meeting with its commitments to the buyers.

         11.6.5. In case the payment for the delivery made by the Contractor in accordance with Clause 11.6 herein above is not effectuated within 30 (thirty) days commencing from the date of loading, then Contractor, as being compliant to this Agreement, shall have the right of receiving back and market the Crude Oil to be delivered to the Authorized Body in the amount which enables the Contractor to fulfill its commitments and liabilities.

11.7.    Amendments to the Terms and Conditions of the Agreement

         11.7.1. All terms and conditions stated in the Agreement can only be amended with the mutual agreement of the Parties. In case of an amendment to this Agreement, it shall be effective with the execution of a written protocol or an agreement.

         11.7.2.   Clause  3.4  herein  above  shall  be   applicable   for  the
         termination of this Agreement.

11.8     Confidentiality

         11.8.1. Except the conditions stated herein below, any type of information obtained and/or purchased by the Parties related with the Agreement and needed for the fulfillment of the terms and conditions of the Agreement shall be kept confidential.

         11.8.2. As  an exception to the rule referred in clause 11.8.1.  herein
         above,  the  Parties  can  use  every   type  of  information  for  the
         preparation of the reports and documentation required by law.

         11.8.3. Parties, jointly or severally can publish every type of scientific and geological information related or unrelated with the Agreement Field but directly related with the Petroleum Activities, provided that such information shall not create any negative effect on the Petroleum Activities.

         11.8.4. Contractor can not disclose any information obtained out of the Agreement to the third parties without the permission of the Board of Directors. In the following cases, Contractor can disclose such information and data:

               a) to judicial organ according to the laws and regulations applicable to the Contractor,

               b) to any financial organ and/or authority, its own branches and technical consultants and to the potential assignee of the Agreement for the purpose of enabling the Contractor to fulfill its commitments and obligations arising out of the Agreement,

               c) to the Sub-Contractors and to the third parties for the implementation of the Petroleum Activities, and

               d)   in the cases of exchange of information.

         11.8.5. The terms and conditions referred in Clause 11.8 herein above shall be in force and effect after the termination of the Contract as well.

11.9.    Settlement of Disputes

In case of any disagreement involving this Agreement and License that cannot be settled, such disagreement shall be resolved by an arbitration to be established on the basis of the arbitral rules of the International Chamber of Commerce
(ICC) at Zurich, Switzerland. Any procedural issues not determined under such arbitral rules shall be determined in accordance with the laws and legislation of Switzerland, other than any such law which would refer the matter to another jurisdiction. The governing law for the interpretation of this Agreement shall be the law of Switzerland, and the arbitration should be conducted in English language. The decision of the arbitration shall be final and binding. The English version of this Agreement shall control in the event of any discrepancy between the English version and any other language version. This Agreement shall control in the event of any discrepancy between this Agreement and the Articles. Investor is a third party beneficiary of this Agreement and Contractor agrees to act on behalf of Investor in regard to any dispute Investor may have regarding the implementation of this Agreement.

11.10.   Waiver

To be effective, any waiver must be in writing and signed by the Party to be charged.

11.11.   Correspondences

         11.11.1. Any type of communication, demand, request etc. delivered and/or transmitted via courier, post, telegraph, telex or facsimile in written form appropriate for the terms and conditions of the Agreement to the below mentioned address shall be deemed to be delivered.

                  a)  Authorized Body

                  480091; Almaty
                  Bogenbay Batyra Str.142

                  Ministry of Oil and Gas Industries

                  Phone: 3272 - 62 60 80
                  Fax  : 8 3272 - 69405
                  Telex: 251238 KURS SU

                  b)  Contractor

                  426200 Aktau
                  4 Mikrorayan Building No. 10 Block A

                  Phone:  51 46 62
                  Fax  :  8 37922 514639

         11.11.2. Any Party may change its address by a written notice to the other Party.

11.12.   Headings

The headings of the Clauses used in this Agreement are only for the purpose of the references and will not effect the interpretation of the provisions.

This Agreement is prepared and executed in 3 (three) copies each both in English and Russian language with the same power and effect.

AUTHORIZED BODY                              CONTRACTOR
Republic of Kazakhstan                       Karakuduk-Munay Inc.
Ministry of Oil and Gas
Industry

------------------------------               ----------------------------------
N.U.Balgim                                   U.B.Hairoy

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